Exhibit 10.53

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121-4340

May 19, 2006

Alain Rolland

Vical Incorporated

10390 Pacific Center Court

San Diego, CA 92121-4340

Re:	Amendment to Agreement Regarding Employment Terms

Dear Alain:

This Amendment (the “Amendment”) to your Letter Agreement with Vical Incorporated (the “Company”) dated June 17, 2002 (the “Agreement”) amends the terms and conditions of the Agreement to the extent provided herein. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

Paragraph 8(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Salary Continuation. Subject to subsection (d) below, the Company will continue to pay your Base Compensation (at the annual rate then in effect) for up to six months following the termination of your employment if, prior to the expiration of your rights to salary continuation as provided below:

(i)	the Company terminates your employment without your consent for any reason other than Cause or Disability; or

(ii)	you voluntarily resign your employment for Good Reason.

The payments under this subsection (c) will cease in the event of your death. In order to receive your salary continuation, you will be required to sign a release in a form acceptable to the Company, of any and all claims that you may have against the Company. The salary continuation rights described in this paragraph 8(c) shall expire on the fourth annual anniversary of the commencement of your employment; provided, however, that such rights shall automatically renew for successive 1 year periods unless the Company provides written notice to you at least 90 days prior to the next scheduled expiration date that such rights will not be renewed.”

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

Please sign this Amendment and return it to the Company at your earliest convenience.

Sincerely,

VICAL INCORPORATED

By:	/s/ Vijay B. Samant
Vijay B. Samant
President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Alain Rolland
Alain Rolland